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                                                                    EXHIBIT 7.01

   JOINT FILING STATEMENT





   Pursuant to Rule 13d-1(f)(1), each of the undersigned hereby consents to the joint filing of a statement on Schedule 13D with respect to shares of Class A Common Stock, $0.01 par value, of Sinclair Broadcasting Group, Inc., on behalf of each of them.


   Date: June 25, 1996

   Signature:     BANKERS TRUST NEW YORK CORPORATION


                  By:     /s/ James T. Byrne, Jr.
                          -----------------------------------
                  Name:   James T. Byrne, Jr.
                  Title:  Senior Vice President


   Signature:     PYRAMID VENTURES, INC.

                  By:     /s/ Brian Talbot
                          -----------------------------------
                  Name:   Brian Talbot
                  Title:  Secretary/Treasurer


   Signature:     BANKERS TRUST COMPANY


                  By:     /s/ James T. Byrne, Jr.
                          -----------------------------------
                  Name:   James T. Byrne, Jr.
                  Title:  Senior Vice President


   Signature:     BANKERS TRUST INTERNATIONAL PLC
   .

                  By:     /s/ James T. Byrne, Jr.
                          -----------------------------------
                  Name:   James T. Byrne, Jr.
                  Title:  Senior Vice President

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   Signature:     BT SECURITIES CORPORATION


                  By:
                          /s/ Thomas Quane
                          ____________________________________
                  Name:   Thomas Quane
                  Title:  Controller